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                              SUMMARY OF THE

                          EXECUTIVE COMPENSATION

                                 AGREEMENT

                              BY AND BETWEEN

                              G. LARRY WILSON

                                    AND

                   POLICY MANAGEMENT SYSTEMS CORPORATION





Pursuant to the Agreement for Transfer of Assets for Stock between the Company and Seibels, Bruce and Company, dated September 30, 1981, the Company was assigned an Executive Compensation Agreement from Seibels Bruce Group, Inc. the former parent of the Company. Under this agreement, the Company is to pay, subject primarily to Mr. Wilson's continued employment, certain specified amounts over a five-year period. This Agreement is renewable annually at the option of the Company.




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